ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

WHOLE FOODS
MARKET

SAFEWAY

SAFEWAY
PHARMACY

times
PHARMACY

ALEXANDER & BALDWIN

Premier Hawai'i Real Estate Company

Supplemental Information

AS OF AND FOR THE THREE AND NINE MONTHS
ENDED SEPTEMBER 30, 2020

ALEX
LISTED
NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the novel coronavirus (COVID-19) pandemic and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity, and financial condition, the evaluation of alternatives by the Company’s joint venture related to its materials and construction business and by the Company's joint venture related to the development of Kukui‘ula, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a 150-year history of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed of the following as of September 30, 2020:

•A 3.9 million-square-foot portfolio of commercial real estate and 153.7 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•More than 28,000 acres of landholdings across its three segments, including development-for-hold and development-for-sale activities in select Hawai‘i locations; and
•Materials & Construction operations primarily through its wholly owned subsidiary, Grace Pacific LLC ("Grace Pacific").

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Jerrod Schreck	Meredith Ching
President, Grace Pacific	Executive Vice President, External Affairs

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 497-0882
sheila.mcgrath@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Stephen O'Hara
(808) 525-8475	(212) 894-3329
investorrelations@abhi.com	sohara@sidoti.com

Transfer Agent & Registrar	Piper Sandler & Co.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	alexander.goldfarb@psc.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at September 30, 2020:	$0.8B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	319K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog	Backlog represents the total amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is perfunctory at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests may arise that prevent the finalization of such contracts.

NOI	Net Operating Income ("NOI") represents total Commercial Real Estate cash-based operating revenues (i.e., billings for which collectability is deemed probable) less direct property-related operating expenses. The calculation of NOI excludes the impact of depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; other income and expense, net; selling, general, administrative and other expenses; and impairment of commercial real estate assets.

Comparable Lease	Comparable Leases are either renewals or new leases executed for units that have been vacated in the previous 12 months for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

Consolidated Adjusted EBITDA	Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for non-cash asset impairments recorded in the M&C segment.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio	The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA" and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leaseable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

M&C Adjusted EBITDA	M&C Adjusted EBITDA is calculated by adjusting Materials & Construction EBITDA for non-cash asset impairments recorded in the M&C segment and income attributable to noncontrolling interests as presented in our consolidated statements of operations.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

Occupancy	The percentage of square footage leased and commenced to total available improved property space at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store	The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. The Company adjusts Consolidated EBITDA for the asset impairments recorded in the Materials & Construction segment, as the Company believes these items are infrequent in nature, to arrive at Consolidated Adjusted EBITDA. The Company similarly adjusts Materials & Construction EBITDA for the same asset impairments in addition to adjusting for income attributable to noncontrolling interests as presented in our consolidated statements of operations to arrive at M&C Adjusted EBITDA. By excluding these items from Consolidated EBITDA and Segment EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.
NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only those cash income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-cash revenue and expense recognition items, the impact of depreciation and amortization expenses or other gains or losses that relate to the Company's ownership of properties. The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the actual cash-based revenue generated and actual expenses incurred in operating the Company's Commercial Real Estate portfolio as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the current and prior calendar year. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Condensed Consolidated Balance Sheets

(amounts in millions; unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Real estate investments
Real estate property	$1,544.1	$1,540.2
Accumulated depreciation	(148.0)	(127.5)
Real estate property, net	1,396.1	1,412.7
Real estate developments	77.3	79.1
Investments in real estate joint ventures and partnerships	132.4	133.4
Real estate intangible assets, net	64.9	74.9
Real estate investments, net	1,670.7	1,700.1
Cash and cash equivalents	117.1	15.2
Restricted cash	0.2	0.2
Accounts receivable and retention, net of allowance for credit losses and allowance for doubtful accounts of $4.1 million and $0.6 million as of September 30, 2020 and December 31, 2019, respectively	52.7	51.6
Inventories	19.3	20.7
Other property, net	111.2	124.4
Operating lease right-of-use assets	19.5	21.8
Goodwill	10.5	15.4
Other receivables, net of allowance for credit losses and allowance for doubtful accounts of $4.5 million and $1.6 million as of September 30, 2020 and December 31, 2019, respectively	15.8	27.8
Prepaid expenses and other assets, net of allowance for credit losses and allowance for doubtful accounts of $0.1 million and $0 million as of September 30, 2020 and December 31, 2019, respectively	97.9	107.1
Total assets	$2,114.9	$2,084.3

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$763.6	$704.6
Accounts payable	10.4	17.8
Operating lease liabilities	19.7	21.6
Accrued pension and post-retirement benefits	26.9	26.8
Indemnity holdbacks	7.5	7.5
Deferred revenue	68.0	67.6
Accrued and other liabilities	102.2	103.4
Total liabilities	998.3	949.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	6.4	6.3
Equity:
Common stock - no par value; authorized, 150 million shares; outstanding, 72.4 million shares at September 30, 2020 and December 31, 2019, respectively	1,804.5	1,800.1
Accumulated other comprehensive income (loss)	(53.9)	(48.8)
Distributions in excess of accumulated earnings	(640.4)	(626.2)
Total A&B shareholders' equity	1,110.2	1,125.1
Noncontrolling interest	—	3.6
Total equity	1,110.2	1,128.7
Total liabilities and equity	$2,114.9	$2,084.3

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Condensed Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Revenue:
Commercial Real Estate	$35.7	$42.7	113.1	$118.6
Land Operations	7.7	8.5	29.0	82.4
Materials & Construction	34.4	37.9	90.4	126.6
Total operating revenue	77.8	89.1	232.5	327.6
Operating Costs and Expenses:
Cost of Commercial Real Estate	23.5	23.8	71.8	64.3
Cost of Land Operations	12.9	5.9	23.8	68.5
Cost of Materials & Construction	30.2	42.0	83.4	127.2
Selling, general and administrative	11.7	13.3	34.5	45.1
Impairment of assets related to Materials & Construction	—	49.7	5.6	49.7
Total operating costs and expenses	78.3	134.7	219.1	354.8
Gain (loss) on disposal of commercial real estate properties, net	—	—	0.5	—
Gain (loss) on disposal of non-core assets, net	9.0	—	9.0	—
Total gain (loss) on disposal of assets, net	9.0	—	9.5	—
Operating Income (Loss)	8.5	(45.6)	22.9	(27.2)
Other Income and (Expenses):
Income (loss) related to joint ventures	2.2	2.4	5.3	6.1
Interest and other income (expense), net	(0.4)	0.6	(0.6)	2.8
Interest expense	(7.1)	(8.2)	(22.7)	(25.4)
Income (Loss) from Continuing Operations Before Income Taxes	3.2	(50.8)	4.9	(43.7)
Income tax benefit (expense)	—	—	—	1.1
Income (Loss) from Continuing Operations	3.2	(50.8)	4.9	(42.6)
Income (loss) from discontinued operations, net of income taxes	—	(0.1)	(0.8)	(0.8)
Net Income (Loss)	3.2	(50.9)	4.1	(43.4)
Loss (income) attributable to noncontrolling interest	(0.2)	1.1	0.4	1.8
Net Income (Loss) Attributable to A&B Shareholders	$3.0	$(49.8)	$4.5	$(41.6)

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.04	$(0.69)	$0.07	$(0.57)
Discontinued operations available to A&B shareholders	—	—	(0.01)	(0.01)
Net income (loss) available to A&B shareholders	$0.04	$(0.69)	$0.06	$(0.58)

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.04	$(0.69)	$0.07	$(0.57)
Discontinued operations available to A&B shareholders	—	—	(0.01)	(0.01)
Net income (loss) available to A&B shareholders	$0.04	$(0.69)	$0.06	$(0.58)

Weighted-Average Number of Shares Outstanding:
Basic	72.4	72.3	72.3	72.2
Diluted	72.4	72.3	72.4	72.2

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$3.0	$(49.7)	$5.3	$(40.8)
Discontinued operations available to A&B common shareholders	—	(0.1)	(0.8)	(0.8)
Net income (loss) available to A&B common shareholders	$3.0	$(49.8)	$4.5	$(41.6)

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Revenue:
Commercial Real Estate	$35.7	$42.7	$113.1	$118.6
Land Operations	7.7	8.5	29.0	82.4
Materials & Construction	34.4	37.9	90.4	126.6
Total operating revenue	77.8	89.1	232.5	327.6
Operating Profit (Loss):
Commercial Real Estate[1]	11.0	18.0	37.9	50.6
Land Operations[2]	3.4	2.8	13.1	15.9
Materials & Construction	1.3	(57.9)	(10.1)	(66.7)
Total operating profit (loss)	15.7	(37.1)	40.9	(0.2)
Gain (loss) on disposal of commercial real estate properties, net	—	—	0.5	—
Interest expense	(7.1)	(8.2)	(22.7)	(25.4)
Corporate and other expense	(5.4)	(5.5)	(13.8)	(18.1)
Income (Loss) from Continuing Operations Before Income Taxes	3.2	(50.8)	4.9	(43.7)
Income tax benefit (expense)	—	—	—	1.1
Income (Loss) from Continuing Operations	3.2	(50.8)	4.9	(42.6)
Income (loss) from discontinued operations, net of income taxes	—	(0.1)	(0.8)	(0.8)
Net Income (Loss)	3.2	(50.9)	4.1	(43.4)
Loss (income) attributable to noncontrolling interest	(0.2)	1.1	0.4	1.8
Net Income (Loss) Attributable to A&B Shareholders	$3.0	$(49.8)	$4.5	$(41.6)
1 Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations.
2 Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.

	September 30, 2020	December 31, 2019
Accounts receivable and contracts retention, net by segment:
Commercial Real Estate	$8.7	$2.5
Land Operations	0.9	0.4
Materials & Construction	43.1	48.7
Total	$52.7	$51.6

	September 30, 2020		December 31, 2019
Identifiable Assets:
Commercial Real Estate	$1,513.2		$1,532.6
Land Operations	259.2		282.5
Materials & Construction	220.2		243.0
Other assets	122.3		26.2
Total assets	$2,114.9	2,114.9	$2,084.3

Book value by segment:
Commercial Real Estate	$1,242.2		$1,254.5
Land Operations	159.0		181.0
Materials & Construction	175.1		195.6
Other assets and liabilities[1]	(459.7)		(496.1)
Total	$1,116.6		$1,135.0
[1] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Condensed Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$4.1	$(43.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	40.5	36.6
Loss (gain) from disposals and asset transactions, net	(9.5)	(2.6)
Impairment of assets	5.6	49.7
Share-based compensation expense	4.4	4.1
Equity in (income) loss from affiliates, net of operating cash distributions	(5.0)	(3.5)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	(2.1)	(6.9)
Inventories	1.2	2.6
Prepaid expenses, income tax receivable and other assets	7.9	25.8
Development/other property inventory	1.4	40.7
Accrued pension and post-retirement benefits	2.0	4.6
Accounts payable	(5.2)	(10.3)
Accrued and other liabilities	(8.1)	6.6
Net cash provided by (used in) operations	37.2	104.0

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	—	(218.4)
Capital expenditures for property, plant and equipment	(17.7)	(31.8)
Proceeds from disposal of assets	27.1	3.0
Payments for purchases of investments in affiliates and other investments	—	(3.3)
Distributions of capital from investments in affiliates and other investments	11.1	12.2
Net cash provided by (used in) investing activities	20.5	(238.3)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	173.0	111.8
Payments of notes payable and other debt and deferred financing costs	(105.3)	(155.3)
Borrowings (payments) on line-of-credit agreement, net	(8.7)	(5.1)
Distribution to noncontrolling interests	—	(0.3)
Cash dividends paid	(13.8)	(36.2)
Proceeds from issuance (repurchase) of capital stock and other, net	(1.0)	(1.0)
Payment of deferred acquisition holdback	—	(7.1)
Net cash provided by (used in) financing activities	44.2	(93.2)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	101.9	(227.5)
Balance, beginning of period	15.4	234.9
Balance, end of period	$117.3	$7.4

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of September 30, 2020

(dollars in millions; unaudited)

					Principal Outstanding
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2020	2021	2022	2023	2024	Thereafter	Total Principal	Unamort Deferred Fin Cost/ (Discount) Premium	Total
Secured:
Kailua Town Center	(1)	5.95%	2021	1.1	$0.1	$9.8	$—	$—	$—	$—	$9.9	$(0.1)	$9.8
Kailua Town Center #2	3.15%	3.15%	2021	0.9	—	4.5	—	—	—	—	4.5	—	4.5
Heavy Equipment Financing	(2)	4.59%	(2)	1.5	0.3	1.2	0.9	0.6	0.1	—	3.1	—	3.1
Laulani Village	3.93%	3.93%	2024	3.5	0.3	1.1	1.2	1.2	57.8	—	61.6	(0.6)	61.0
Pearl Highlands	4.15%	4.15%	2024	4.1	0.5	2.0	2.1	2.2	75.1	—	81.9	0.7	82.6
Manoa Marketplace	(3)	3.14%	2029	7.7	0.4	1.7	1.7	1.8	1.8	50.9	58.3	(0.2)	58.1
Subtotal / Wtd Ave		3.89%		4.6	$1.6	$20.3	$5.9	$5.8	$134.8	$50.9	$219.3	$(0.2)	$219.1

Unsecured:
Bank syndicated loan	(4)	2.95%	2023	2.4	$—	$—	$—	$50.0	$—	$—	$50.0	$—	$50.0
Series A Note	5.53%	5.53%	2024	2.3	—	7.1	7.1	7.1	7.1	—	28.4	—	28.4
Series J Note	4.66%	4.66%	2025	4.6	—	—	—	—	—	10.0	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	3.1	—	1.0	9.0	9.0	9.0	18.0	46.0	—	46.0
Series C Note	5.56%	5.56%	2026	2.8	—	9.0	2.0	2.0	2.0	7.0	22.0	—	22.0
Series F Note	4.35%	4.35%	2026	3.5	—	4.5	—	5.5	2.4	7.3	19.7	—	19.7
Series H Note	4.04%	4.04%	2026	6.2	—	—	—	—	—	50.0	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	6.6	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	3.8	5.4	1.5	6.0	5.0	1.5	15.6	35.0	—	35.0
Series L Note	4.89%	4.89%	2028	7.6	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	8.2	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	9.3	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Ave		4.45%		4.8	$5.4	$23.1	$24.1	$78.6	$22.0	$210.4	$363.6	$(0.1)	$363.5

Revolving Credit Facilities:
A&B Revolver	(5)	1.98%	2022	2.0	—	—	181.0	—	—	—	181.0	—	181.0
Subtotal / Wtd Ave		1.98%		2.0	$—	$—	$181.0	$—	$—	$—	$181.0	$—	$181.0
Total / Wtd Ave		3.70%		4.1	$7.0	$43.4	$211.0	$84.4	$156.8	$261.3	$763.9	$(0.3)	$763.6

(1) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(2) Loans have stated rates ranging from 4.08% to 5.00% and stated maturity dates ranging from 2021 to 2024.
(3) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(4) Loan has a stated interest rate of LIBOR plus 1.80% but is swapped through maturity to a 3.15% fixed rate.
(5) Loan has a stated interest rate of LIBOR plus 1.85% based on pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of September 30, 2020

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$219.1
Unsecured term debt			363.5
Unsecured revolving credit facility			181.0
Total Debt (A)			763.6
Add: Net unamortized deferred financing cost / discount (premium)			0.3
Less: Cash and cash equivalents			(117.1)
Net Debt			$646.8

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,354,347	$11.21	$811.1
Total equity market capitalization (B)			$811.1

Total Market Capitalization (C) = (A) + (B)			$1,574.7
Total Debt to Total Market Capitalization (A) / (C)			48%

Liquidity
Cash on hand			$117.1
Unused committed line of credit			267.9
Total liquidity			$385.0

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			6.6
Debt-service Coverage Ratio[2]			2.1
Fixed-rate debt to total debt			76.3%
Unencumbered CRE Property Ratio[3]			75.4%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $98.6 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($98.6 million) to the sum of debt service ($47.4 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,152.6 million) as a percent of total CRE property ($1,527.8 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2020	2019	2020	2019	2020
Net Income (Loss)	$3.2	$(50.9)	$4.1	$(43.4)	$9.1
Adjustments:
Depreciation and amortization	13.1	13.2	40.5	36.6	54.4
Interest expense	7.1	8.2	22.7	25.4	30.4
Income tax expense (benefit)	—	—	—	(1.1)	(0.9)
Consolidated EBITDA	$23.4	$(29.5)	$67.3	$17.5	$93.0
Asset impairments related to the Materials & Construction segment	—	49.7	5.6	49.7	5.6
Consolidated Adjusted EBITDA	$23.4	$20.2	$72.9	$67.2	$98.6

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$0.2	$(1.1)	$(0.4)	$(1.8)	$(0.6)
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	$—	$(0.1)	$(0.8)	$(0.8)	$(1.5)
Gain (loss) on disposal of commercial real estate properties, net	$—	$—	$0.5	$—	$0.5
Gain (loss) on disposal of non-core assets, net	$9.0	$—	$9.0	$—	$9.0
Gain (loss) on bulk agricultural land sale	$—	$—	$—	$6.7	$—

Consolidated SG&A

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Commercial Real Estate	$1.7	$2.3	$5.6	$7.8
Land Operations	1.2	1.5	3.6	4.1
Materials & Construction	3.6	4.1	12.0	15.8
Corporate	5.2	5.4	13.3	17.4
Selling, general and administrative	$11.7	$13.3	$34.5	$45.1

FFO & Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) available to A&B common shareholders	$3.0	$(49.8)	$4.5	$(41.6)
Depreciation and amortization of commercial real estate properties	9.5	9.8	30.3	26.3
Gain on the disposal of commercial real estate properties, net	—	—	(0.5)	—
FFO	12.5	(40.0)	34.3	(15.3)
Exclude items not related to core business:
Land Operations Operating Profit	(3.4)	(2.8)	(13.1)	(15.9)
Materials & Construction Operating (Profit) Loss	(1.3)	57.9	10.1	66.7
Loss from discontinued operations	—	0.1	0.8	0.8
Income (loss) attributable to noncontrolling interest	0.2	(1.1)	(0.4)	(1.8)
Income tax expense (benefit)	—	—	—	(1.1)
Non-core business interest expense	3.6	4.4	11.3	13.2
Core FFO	$11.6	$18.5	$43.0	$46.6

CRE Operating Profit	$11.0	$18.0	$37.9	$50.6
Depreciation and amortization of commercial real estate properties	9.5	9.8	30.3	26.3
Corporate and other expense	(5.4)	(5.5)	(13.8)	(18.1)
Core business interest expense	(3.5)	(3.8)	(11.4)	(12.2)
Core FFO	$11.6	$18.5	$43.0	$46.6

Net income available to A&B common shareholders per diluted share	$0.04	$(0.69)	$0.06	$(0.58)
FFO per diluted share	$0.17	$(0.55)	$0.47	$(0.21)
Core FFO per diluted share	$0.16	$0.25	$0.59	$0.64
Weighted average diluted shares outstanding (FFO/Core FFO)	72.4	72.6	72.4	72.5

Other Discrete Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$(0.6)	$1.9	$(1.1)	$4.6
CRE segment favorable/(unfavorable) lease amortization	$0.1	$0.1	$0.8	$1.1
Consolidated stock based compensation	$(1.4)	$(1.4)	$(4.4)	$(4.1)

CRE segment capital expenditures:
Property acquisitions	$—	$—	$—	$218.4
Development and redevelopment	2.6	1.8	8.1	18.6
Building/area improvements (Maintenance Capital Expenditures)	1.5	0.9	3.8	5.7
Tenant space improvements (Maintenance Capital Expenditures)	0.8	1.2	2.1	2.6
Total CRE capital expenditures	$4.9	$3.9	$14.0	$245.3

Leasing Commissions:	$0.6	$0.9	$1.1	$2.6

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(amounts in millions; unaudited)

NOI and Same-Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Revenue:
Base rental income, net	$22.5	$29.2	$72.5	$81.6
Recoveries from tenants	9.3	9.9	29.8	28.0
Other revenue	3.9	3.6	10.8	9.0
Total Commercial Real Estate operating revenue	35.7	42.7	113.1	118.6
Operating Costs and Expenses:
Property operations	9.3	10.0	29.0	27.2
Property taxes	4.7	4.0	12.5	10.8
Depreciation and amortization	9.5	9.8	30.3	26.3
Total Commercial Real Estate operating costs and expenses	23.5	23.8	71.8	64.3
Selling, general and administrative	(1.7)	(2.3)	(5.6)	(7.8)
Intersegment operating revenue, net[1]	0.5	0.7	1.9	1.9
Interest and other income (expense), net	—	0.7	0.3	2.2
Operating Profit (Loss)	11.0	18.0	37.9	50.6
Plus: Depreciation and amortization	9.5	9.8	30.3	26.3
Less: Straight-line lease adjustments	0.6	(1.9)	1.1	(4.6)
Less: Favorable/(unfavorable) lease amortization	(0.1)	(0.1)	(0.8)	(1.1)
Less: Termination income	(1.1)	(0.1)	(1.1)	(0.1)
Plus: Other (income)/expense, net	—	(0.7)	(0.3)	(2.2)
Plus: Selling, general, administrative and other expenses	1.7	2.3	5.6	7.8
NOI	21.6	27.3	72.7	76.7
Less: NOI from acquisitions, dispositions and other adjustments	(2.9)	(4.2)	(10.6)	(7.4)
Same-Store NOI	$18.7	$23.1	$62.1	$69.3

[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Materials & Construction. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
CRE segment capital expenditures:
Property acquisitions	$—	$—	$—	$218.4
Development and redevelopment	2.6	1.8	8.1	18.6
Building/area improvements (Maintenance Capital Expenditures)	1.5	0.9	3.8	5.7
Tenant space improvements (Maintenance Capital Expenditures)	0.8	1.2	2.1	2.6
Total CRE capital expenditures	$4.9	$3.9	$14.0	$245.3

Leasing Commissions:	$0.6	$0.9	$1.1	$2.6

Commercial Real Estate EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Commercial Real Estate Operating Profit (Loss)	$11.0	$18.0	$37.9	$50.6
Depreciation and amortization	9.5	9.8	30.3	26.3
Commercial Real Estate EBITDA	$20.5	$27.8	$68.2	$76.9

Reconciliation of CRE Billings to Operating Revenue

	Three months ended	Nine months ended
	September 30, 2020	September 30, 2020
CRE billings collected[1]	$35.7	$111.1
CRE billings uncollected[1]	8.6	21.9
Total CRE billings prior to adjustments[1]	44.3	133.0
Revenue charges against uncollectable billed receivables[2]	(4.7)	(11.8)
Impact of other relief modifications/other adjustments[3]	(2.6)	(3.0)
Intercompany billings[4]	(1.1)	(4.1)
Straight-line lease adjustments	(0.6)	(1.1)
Favorable/unfavorable lease amortization	0.1	0.8
Other miscellaneous activity[5]	0.3	(0.7)
Total CRE operating revenue	$35.7	$113.1

1 CRE billings collected and uncollected as of October 23, 2020 prior to the applied impact of other relief modifications (e.g., rent forgiveness) and other adjustments.
[2] Includes only charges to accounts receivable (i.e., excludes charges to the straight-line lease receivable presented in Other receivables, net in the condensed consolidated balance sheets, which are included in the reconciling item, straight-line lease adjustments).

[3] Represents the impact of other relief modifications and other adjustments applied in the period against revenue recorded.
[4] Includes intercompany billings between segments and intra-CRE segment billings which are eliminated in producing consolidated financial results and segment results.
[5] Includes timing differences between billing and revenue recognition (e.g., deferred revenue, unbilled receivables) as well as other minor adjustments to revenue outside of the billings subledger.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Occupancy

	As of	As of	Percentage Point Change
	September 30, 2020	September 30, 2019
Retail	91.5%	94.9%	(3.4)
Industrial	97.8%	95.4%	2.4
Office	92.3%	92.6%	(0.3)
Total Improved Portfolio	93.5%	95.0%	(1.5)

Same-Store Occupancy
	As of	As of	Percentage Point Change
	September 30, 2020	September 30, 2019
Retail	94.0%	95.1%	(1.1)
Industrial	97.6%	95.0%	2.6
Office	92.3%	92.6%	(0.3)
Total Improved Portfolio	95.1%	95.0%	0.1

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(dollars in thousands; unaudited)

NOI
	Three Months Ended September 30,		Percentage Change	Q3 2020 as a % of NOI	Q3 2019 as a % of NOI
	2020	2019
Retail	$11,896	$18,130	(34.4)%	55.1%	66.5%
Industrial	4,528	4,297	5.4%	21.0%	15.8%
Ground	4,083	3,917	4.2%	18.9%	14.4%
Office	1,070	891	20.1%	5.0%	3.3%
Total Hawai‘i Portfolio	21,577	27,235	(20.8)%	100.0%	99.9%
Other	5	36	NM	—%	0.1%
Total CRE Portfolio	$21,582	$27,271	(20.9)%	100.0%	100.0%

Same-Store NOI
	Three Months Ended September 30,		Percentage Change	Q3 2020 as a % of SS NOI	Q3 2019 as a % of SS NOI
	2020	2019
Retail	$10,510	$15,314	(31.4)%	56.1%	66.4%
Industrial	4,167	3,995	4.3%	22.2%	17.3%
Ground	2,983	2,877	3.7%	15.9%	12.5%
Office	1,072	888	20.7%	5.7%	3.8%
Total CRE Portfolio	$18,732	$23,074	(18.8)%	100.0%	100.0%

NOI
	Nine Months Ended September 30,		Percentage Change	YTD 2020 as a % of NOI	YTD 2019 as a % of NOI
	2020	2019
Retail	$43,781	$51,127	(14.4)%	60.2%	66.6%
Industrial	13,589	12,163	11.7%	18.7%	15.8%
Ground	12,266	10,692	14.7%	16.9%	13.9%
Office	3,062	2,772	10.5%	4.2%	3.6%
Total Hawai‘i Portfolio	72,698	76,754	(5.3)%	100.0%	99.9%
Other	(6)	(14)	NM	—%	—%
Total CRE Portfolio	$72,692	$76,740	(5.3)%	100.0%	100.0%

Same-Store NOI
	Nine Months Ended September 30,		Percentage Change	YTD 2020 as a % of SS NOI	YTD 2019 as a % of SS NOI
	2020	2019
Retail	$37,528	$46,167	(18.7)%	60.5%	66.6%
Industrial	12,488	11,655	7.1%	20.1%	16.8%
Ground	8,980	8,748	2.7%	14.5%	12.6%
Office	3,064	2,768	10.7%	4.9%	4.0%
Total CRE Portfolio	$62,060	$69,338	(10.5)%	100.0%	100.0%

Changes in the Same-Store pool as it relates to the comparable prior period and the current period are as follows:

Additions
Date	Property
1/20	Lau Hala Shops
1/20	Opule Industrial
1/20	The Collection
1/20	Laulani Village
1/20	Hokulei Village

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q3 2020 NOI	Q3 2020 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	(1)	Oahu	1992-1994	411,400	96.7%	$10,888	$27.37	$1,454	8.3%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon
2	Kailua Retail	(1)	Oahu	1947-2014	326,200	96.3%	10,710	35.33	1,670	9.5%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village	(1)	Oahu	2012	175,800	96.6%	6,400	37.82	1,524	8.7%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	(1)	Oahu	1975	171,600	85.1%	3,225	26.69	764	4.4%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	(1)	Oahu	1977	141,400	88.2%	3,957	33.61	957	5.5%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,700	90.9%	4,784	48.89	132	0.8%	Island Gourmet
7	Kaneohe Bay Shopping Center (Leasehold)	(1)	Oahu	1971	125,400	100.0%	3,091	24.65	513	2.9%	Safeway, CVS/Longs Drugs
8	Hokulei Village	(1)	Kauai	2015	119,200	96.4%	4,068	35.39	959	5.5%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	70.2%	4,020	48.49	715	4.1%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center	(1)	Oahu	1986, 2004	113,800	99.7%	3,363	29.65	884	5.0%	Foodland
11	Aikahi Park Shopping Center	(1)	Oahu	1971	98,100	91.0%	2,020	24.93	416	2.4%	Safeway
12	Lanihau Marketplace	(1)	Hawai‘i Island	1987	88,300	91.3%	1,595	19.99	321	1.8%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula	(1)	Kauai	2009	86,100	83.9%	2,807	44.88	(83)	(0.5)%	CVS/Longs Drugs, Eating House
14	Kunia Shopping Center	(1)	Oahu	2004	60,600	96.7%	2,318	40.98	452	2.6%
15	Waipouli Town Center		Kauai	1980	56,600	40.8%	491	21.28	127	0.7%	Autozone
16	Lau Hala Shops	(1)	Oahu	2018	46,300	100.0%	2,354	50.88	45	0.3%	UFC Gym, Down to Earth
17	Napili Plaza	(1)	Maui	1991	45,600	86.3%	1,128	29.60	36	0.2%	Napili Market
18	Kahului Shopping Center	(1)	Maui	1951	45,300	93.6%	680	16.02	51	0.3%
19	Gateway at Mililani Mauka	(1)	Oahu	2008, 2013	34,900	90.6%	1,812	57.38	456	2.6%	CVS/Longs Drugs (shadow-anchored)
20	Port Allen Marina Center	(1)	Kauai	2002	23,600	88.0%	477	23.01	101	0.6%
21	The Collection	(1)	Oahu	2017	5,900	100.0%	379	64.24	(11)	(0.1)%
22	Ho‘okele Shopping Center	(2)	Maui	2019	71,400	N/A	—	—	413	2.4%	Safeway
	Subtotal – Retail				2,500,200	91.5%	$70,567	$33.11	$11,896	68.0%

	Industrial:
23	Komohana Industrial Park	(1)	Oahu	1990	238,300	100.0%	$3,340	$14.02	$1,437	8.2%
24	Kaka‘ako Commerce Center	(1)	Oahu	1969	201,100	91.8%	2,618	14.45	370	2.1%
25	Waipio Industrial	(1)	Oahu	1988-1989	158,400	98.4%	2,506	16.18	646	3.7%
26	Opule Industrial	(1)	Oahu	2005-2006, 2018	151,500	100.0%	2,390	15.78	644	3.7%
27	P&L Warehouse	(1)	Maui	1970	104,100	100.0%	1,537	14.76	390	2.2%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	1,543	16.58	361	2.1%
29	Honokohau Industrial	(1)	Hawai‘i Island	2004-2006, 2008	86,500	100.0%	1,226	14.18	246	1.4%
30	Kailua Industrial/Other	(1)	Oahu	1951-1974	69,000	92.5%	1,124	18.16	122	0.7%
31	Port Allen	(1)	Kauai	1983, 1993	64,600	100.0%	737	11.41	162	0.9%
32	Harbor Industrial	(1)	Maui	1930	51,100	94.5%	573	12.44	150	0.9%
	Subtotal – Industrial				1,217,600	97.8%	$17,594	$14.89	$4,528	25.9%

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q3 2020 NOI	Q3 2020 % NOI to Improved Portfolio NOI	Retail Anchor Tenants

	Office:
33	Kahului Office Building	(1)	Maui	1974	59,400	89.9%	$1,620	$30.37	$432	2.5%
34	Gateway at Mililani Mauka South	(1)	Oahu	1992, 2006	37,100	100.0%	1,669	44.93	371	2.1%
35	Kahului Office Center	(1)	Maui	1991	33,400	94.2%	815	25.87	185	1.0%
36	Lono Center	(1)	Maui	1973	13,700	77.0%	277	26.31	82	0.5%
	Subtotal – Office				143,600	92.3%	$4,381	$33.06	$1,070	6.1%
	Total – Hawai‘i Improved Portfolio				3,861,400	93.5%	$92,542	$26.86	$17,494	100.0%

(1) Included in the Same-Store pool.
(2) Development completed but not yet stabilized. Upon initial stabilization the property will be included in Occupancy. NOI not included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name (1)		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q3 2020 NOI	Next Rent Step	Step Type	Next ABR	Previous Rent Step	Previous Step Type	Previous ABR
1	Windward City Shopping Center	(2)	Kaneohe, Oahu	15.4	Retail	2035	$2,800	$699	2023	FMV Reset	FMV	2017	Fixed Step	$2,100
2	Owner/Operator		Kapolei, Oahu	36.4	Industrial	2025	2,328	582	2021	Fixed Step	$3,110	2020	Fixed Step	2,271
3	Owner/Operator		Honolulu, Oahu	9.0	Retail	2045	2,075	519	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	(2)	Honolulu, Oahu	2.8	Retail	2040	1,728	431	2022	Fixed Step	2,039	2020	FMV Reset	1,344
5	S&F Industrial	(2)	Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	325	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator	(2)	Kaneohe, Oahu	3.7	Retail	2048	990	202	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I	(2)	Kailua, Oahu	3.4	Retail	2062	753	187	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II	(2)	Kailua, Oahu	2.2	Retail	2062	485	120	2022	Fixed Step	621	2012	FMV Reset	unknown
9	Owner/Operator	(2)	Kailua, Oahu	1.9	Retail	2034	450	75	2024	Fixed Step	470	2019	Negotiated	641
10	Owner/Operator	(2)	Honolulu, Oahu	0.5	Retail	2028	357	89	2021	Fixed Step	366	2020	Fixed Step	348
11	Owner/Operator	(2)	Honolulu, Oahu	0.5	Parking	2023	329	67	2021	Fixed Step	339	2020	Fixed Step	319
12	Pali Palms Plaza	(2)	Kailua, Oahu	3.3	Office	2037	259	64	2022	FMV Reset	FMV	2012	Negotiated	257
13	Seven-Eleven Kailua Center	(2)	Kailua, Oahu	0.9	Retail	2033	248	62	2021	Fixed Step	253	2020	FMV Reset	243
14	Owner/Operator	(2)	Kahului, Maui	0.8	Retail	2026	242	60	2020	Fixed Step	249	2019	Fixed Step	235
15	Owner/Operator	(2)	Kailua, Oahu	1.2	Retail	2022	237	55	—	—	—	2013	FMV Reset	120
16	Owner/Operator	(2)	Kahului, Maui	0.4	Retail	2021	220	55	2021	Option	227	2020	Option	214
17	Owner/Operator	(2)	Kahului, Maui	0.8	Industrial	2025	209	52	2021	Fixed Step	218	2020	Option	200
18	Owner/Operator	(2)	Kahului, Maui	0.5	Retail	2029	179	76	2021	Fixed Step	184	2020	Fixed Step	173
19	Owner/Operator	(2)	Kailua, Oahu	0.4	Retail	2022	158	39	2021	Fixed Step	166	2020	Fixed Step	151
20	Owner/Operator	(2)	Kahului, Maui	0.4	Retail	2027	158	64	2022	Fixed Step	$181	2017	Negotiated	$128
	Remainder	(2)	Various	17.2	Various	Various	1,397	260	Various	Various	—	—	—	—
	Total - Ground Leases			153.7			$16,877	$4,083

	(1) Excludes intersegment ground leases, primarily from the Materials & Construction segment, which are eliminated in the consolidated results of operations.
	(2) Included in Same-Store pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$6,920	7.5%	286,024	7.4%
Sam's Club	1	3,308	3.6%	180,908	4.7%
CVS Corporation (including Longs Drugs)	6	2,752	3.0%	150,411	3.9%
Foodland Supermarket & related companies	9	2,229	2.4%	116,227	3.0%
Ross Dress for Less	2	1,992	2.2%	65,484	1.7%
Coleman World Group	2	1,834	2.0%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,584	1.7%	N/A	N/A
24 Hour Fitness USA	1	1,513	1.6%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.6%	33,985	0.9%
Petco Animal Supplies Stores	3	1,358	1.5%	34,282	0.8%
Total	35	$24,998	27.1%	1,028,686	26.6%

[1] Excludes ground leases, primarily from the Materials & Construction segment.
[2] The leased premises in the GP/RM Prestress, LLC lease is Yard space and therefore not included in GLA.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of September 30, 2020

(dollars in thousands; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR
2020	38	95,021	2.7%	$2,360	2.3%
2021	184	635,656	17.9%	15,565	15.0%
2022	177	423,067	11.9%	13,098	12.6%
2023	136	310,977	8.8%	10,513	10.1%
2024	79	436,305	12.3%	12,024	11.6%
2025	53	305,317	8.6%	8,002	7.7%
2026	23	194,920	5.5%	4,913	4.7%
2027	23	151,987	4.3%	4,490	4.3%
2028	35	216,242	6.1%	8,475	8.2%
2029	29	162,322	4.6%	6,582	6.3%
Thereafter	37	500,652	14.1%	14,261	13.7%
Month-to-month	111	112,197	3.2%	3,552	3.5%
Total	925	3,544,663	100.0%	$103,835	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2020	26	69,752	3.1%	$1,904	2.5%
2021	103	364,625	16.4%	11,270	14.2%
2022	119	226,610	10.2%	9,661	12.2%
2023	101	210,320	9.5%	8,521	10.8%
2024	63	336,610	15.2%	10,317	13.0%
2025	43	123,926	5.6%	4,789	6.0%
2026	16	27,095	1.2%	1,567	2.0%
2027	21	74,395	3.3%	2,948	3.7%
2028	31	171,334	7.7%	7,534	9.5%
2029	26	144,861	6.5%	5,953	7.5%
Thereafter	31	405,858	18.3%	11,981	15.1%
Month-to-month	69	66,258	3.0%	2,743	3.5%
Total	649	2,221,644	100.0%	$79,188	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2020	11	24,184	2.0%	$419	2.1%
2021	67	248,589	20.9%	3,647	18.4%
2022	47	177,935	14.9%	2,790	14.1%
2023	26	76,718	6.4%	1,171	5.9%
2024	11	84,231	7.1%	1,304	6.6%
2025	7	172,034	14.5%	2,906	14.7%
2026	6	153,741	12.9%	2,534	12.8%
2027	1	75,824	6.4%	1,438	7.2%
2028	1	40,505	3.4%	793	4.0%
2029	2	8,431	0.7%	176	0.9%
Thereafter	3	87,240	7.4%	2,011	10.0%
Month-to-month	38	41,069	3.4%	646	3.3%
Total	220	1,190,501	100.0%	$19,835	100.0%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of September 30, 2020

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2020[3]	70	174,708	$33.15	$1.32	2.5	23	62,191	$21.94	$21.05	4.2%
2nd Quarter 2020	42	176,535	$26.40	$3.96	6.8	32	151,081	$24.07	$22.94	4.9%
1st Quarter 2020	43	200,454	$18.66	$2.47	5.0	22	111,771	$19.37	$17.52	10.6%
4th Quarter 2019	52	124,021	$28.24	$17.11	7.7	29	43,003	$37.14	$34.19	8.6%
Trailing four quarters	207	675,718	$26.19	$5.25	5.3	106	368,046	$23.81	$22.29	6.8%

Total - New Leases	Leases	GLA Unit Area	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2020[3]	16	26,419	$21.84	$5.21	5.4	3	2,879	$28.64	$37.93	(24.5)%
2nd Quarter 2020	11	19,871	$41.59	$10.04	7.1	4	6,296	$15.80	$14.93	5.8%
1st Quarter 2020	18	58,384	$20.46	$9.52	4.5	2	1,174	$78.15	$77.97	0.2%
4th Quarter 2019	23	78,101	$22.37	$26.71	9.7	3	3,835	$25.55	$17.62	45.0%
Trailing four quarters	68	182,775	$23.77	$16.30	7.1	12	14,184	$26.20	$25.54	2.6%

Total - Renewal Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2020[3]	54	148,289	$35.17	$0.63	1.9	20	59,312	$21.61	$20.23	6.8%
2nd Quarter 2020	31	156,664	$24.48	$3.19	6.8	28	144,785	$24.43	$23.29	4.9%
1st Quarter 2020	25	142,070	$17.93	$(0.42)	5.2	20	110,597	$18.75	$16.88	11.1%
4th Quarter 2019	29	45,920	$38.23	$0.78	4.3	26	39,168	$38.27	$35.81	6.9%
Trailing four quarters	139	492,943	$27.09	$1.15	4.7	94	353,862	$23.71	$22.16	7.0%

	Three Months Ended September 30, 2020					TTM Ended September 30, 2020
	Leases	GLA	ABR/SF	Rent Spread[2]		Leases	GLA	ABR/SF	Rent Spread[2]
Retail	51	114,773	$43.11	(3.1)%	Retail	137	394,540	$32.97	5.8%
Industrial	18	58,934	$13.86	12.3%	Industrial	58	249,153	$14.54	10.4%
Office	1	1,001	$26.99	3.0%	Office	12	32,025	$33.37	1.4%
1 Per Glossary of Terms, Comparable Leases are renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 During the third quarter of 2020, there were 35 COVID-related lease modification extensions included in the totals herein (generally shorter-term, in nature). Note that, by definition, only extensions that cover comparable space and comparable lease terms are included in the Comparable Lease pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of September 30, 2020

(dollars in millions; unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs	Total Estimated Project Capital Costs & Contributed Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Aikahi Park Shopping Center	Construction	4Q2021	2Q2022	N/A	$18.0 - $18.8	$2.7	$1.5 - $1.7	8.2 - 9.0%	98,000	93	—	93

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2019 - 2020)

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
The Collection (Suites 2 & 3)	Retail	Oahu, HI	2/20	$6.0	6,100
Total				$6.0	6,100

Acquisitions
Property	Type	Location	Date (Month/Year)	Purchase Price	GLA (SF)
Queens' MarketPlace	Retail	Hawai‘i Island, HI	5/19	$90.3	134,700
Waipouli Town Center	Retail	Kauai, HI	5/19	17.8	56,600
Kapolei Business Park West	Ground Lease	Oahu, HI	4/19	41.1	N/A
Kapolei Enterprise Center	Industrial	Oahu, HI	4/19	26.8	93,000
Home Depot Iwilei	Ground Lease	Oahu, HI	3/19	42.4	N/A
Total				$218.4	284,300

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit and EBITDA

(amounts in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Development sales revenue	$2.0	$0.8	$7.9	$31.2
Unimproved/other property sales revenue	—	1.5	3.7	32.4
Other operating revenue[1]	5.7	6.2	17.4	18.8
Total Land Operations operating revenue	7.7	8.5	29.0	82.4
Land Operations operating costs and expenses	(13.0)	(5.9)	(24.0)	(68.5)
Selling, general and administrative	(1.2)	(1.5)	(3.6)	(4.1)
Gain (loss) on disposal of assets, net	8.9	—	8.9	—
Earnings (loss) from joint ventures	1.3	1.9	3.6	5.3
Interest and other income (expense), net	(0.3)	(0.2)	(0.8)	0.8
Total Land Operations operating profit (loss)	$3.4	$2.8	$13.1	$15.9
1 Other operating revenue includes revenue related to trucking, renewable energy and diversified agriculture.

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2020	2019	2020	2019	2020
Land Operations Operating Profit (Loss)	$3.4	$2.8	$13.1	$15.9	$18.0
Land Operations depreciation and amortization	0.4	0.4	1.2	1.2	1.6
Land Operations EBITDA	$3.8	$3.2	$14.3	$17.1	$19.6

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Key Active Development-for-sale Projects and Investments
As of September 30, 2020

(dollars in millions, except per square foot and per unit data, unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest[1]	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units / Acres Closed	Unit / Acres Remaining	Target Sales Price Range per SF / per Unit for Remaining	Est. Total Project Cost / Investment Cost[2]	A&B Projected Capital Commitment[3]	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	116.7 acres	1.2 acres	50.1 acres	66.6 acres	$38-$60 per SF	$91	N/A	$68	$68	$33	2011	2021	2012	2030+
Kukui‘ula	Poipu, Kauai	Resort residential	75% +/- 5%	1,425 units	N/A	223 units	1,202 units	$1.1M per unit	$1,071	$343	$656	$323	$118	2006	2041	2006	2042
Other Kukui‘ula Related Investments[4]	Poipu, Kauai	Resort residential	75% +/- 5%	58 units	N/A	49 units	9 units	$2.3M per unit	$102	$53	$79	$52	$18	2012	2018	2013	2021

[1] Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

[2] Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
[3] Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

[4] Includes two joint venture investments in vertical construction, development-for-sale projects at Kukui‘ula, as well as notes receivable from a Kukui‘ula development-for-sale project.

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Landholdings as of September 30, 2020

(in acres; unaudited)

Type	Kauai	Maui	Oahu	Total Acres
Land used in other operations	—	21	—	21
Urban land, not in active development/use
Urban Developable, with full or partial infrastructure	6	110	—	116
Urban Developable, with limited or no infrastructure	29	186	—	215
Urban Other	6	23	—	29
Subtotal - Urban land, not in active development	41	319	—	360
Agriculture-related
Agriculture/Other	6,155	6,220	75	12,450
Urban entitlement process	260	357	—	617
Conservation & preservation	12,488	359	509	13,356
Subtotal - Agriculture-related	18,903	6,936	584	26,423
Total Land Operations Landholdings	18,944	7,276	584	26,804

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(dollars in millions, tons delivered in thousands; unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,		TTM September 30,
	2020		2019	2020	2019	2020
Materials & Construction
Operating revenue	$34.4		$37.9	$90.4	$126.6	$124.3
Operating costs and expenses	(30.2)		(42.0)	(83.4)	(127.2)	(115.6)
Selling, general and administrative	(3.6)		(4.1)	(12.0)	(15.8)	(16.4)
Intersegment operating charges, net[1]	(0.3)		(0.6)	(1.6)	(1.5)	(2.3)
Impairment of assets	—		(49.7)	(5.6)	(49.7)	(5.6)
Gain (loss) on disposal of assets, net	0.1		—	0.1	—	0.1
Income (loss) related to joint ventures	0.8		0.5	1.7	0.8	2.3
Interest and other income (expense), net	0.1		0.1	0.3	0.1	0.6
Operating Profit (Loss)[2]	1.3	1.3	(57.9)	(10.1)	(66.7)	(12.6)
Materials & Construction depreciation and amortization	2.7		2.7	8.2	8.5	11.1
Materials & Construction EBITDA	4.0		(55.2)	(1.9)	(58.2)	(1.5)
Impairment of assets related to Materials & Construction	—		49.7	5.6	49.7	5.6
Loss (income) attributable to noncontrolling interest	(0.2)		1.1	0.4	1.8	0.6
M&C Adjusted EBITDA	$3.8		$(4.4)	$4.1	$(6.7)	$4.7

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.1)		$(0.3)	$(0.4)	$(1.5)	$(0.7)

Aggregate tons delivered	176.6		209.9	485.0	620.5	651.4
Asphalt tons delivered	51.3		68.3	123.7	238.0	179.5

	September 30, 2020		December 31, 2019	September 30, 2019
Backlog at period end[3]	$114.0		$58.7	$93.9
1 Primarily intersegment rent expense from leases with the CRE segment. Such operating charges (and also the related revenue recorded by the other segments) are eliminated in the consolidated results of operations.
2 Includes the results of GLP Asphalt, a 70%-owned, consolidated joint venture, and GPRM Prestress ("GPRM"), a 51% previously owned, consolidated joint venture that was disposed of at the end of Q2 2020.
3 Commencing with the Supplemental Information for the three and six months ended June 30, 2020, the backlog for each of the prior periods presented have been retrospectively adjusted to exclude backlog related to GPRM for comparability purposes due to the disposal of GPRM at the end of Q2 2020. GPRM backlog amounts as of December 31, 2019 and September 30, 2019 were $20.8 million and $24.5 million, respectively.